INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-95705 of Applebee's International, Inc. on Form S-8 of our report dated February 13, 2002, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 30, 2001.

We consent to the incorporation by reference in Registration Statement No. 333-01969 of Applebee's International, Inc. on Form S-8 of our report dated February 13, 2002, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 30, 2001.

We consent to the incorporation by reference in Registration Statement No. 333-17823 of Applebee's International, Inc. on Form S-8 of our report dated February 13, 2002, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 30, 2001.

We consent to the incorporation by reference in Registration Statement No. 333-17825 of Applebee's International, Inc. on Form S-8 of our report dated February 13, 2002, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 30, 2001.

We consent to the incorporation by reference in Registration Statement No. 333-70656 of Applebee's International, Inc. on Form S-8 of our report dated February 13, 2002, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 30, 2001.